UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA		98005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2012, Clearwire Corporation (“Clearwire,” “us” or “we”) entered into a sales Agreement (“Sales Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”) pursuant to which we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $300,000,000 from time to time through CF&Co, as sales agent.

Subject to the terms and conditions of the Sales Agreement, CF&Co will use its commercially reasonable efforts to sell shares of Class A Common Stock on our behalf on a daily basis or as otherwise agreed by us and CF&Co. We will designate the parameters by which CF&Co will sell shares of Class A Common Stock on our behalf, including the total number of shares of Class A Common Stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of Class A Common Stock that may be sold in any one trading day and any minimum price below which sales may not be made. Sales of the shares may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, or through a market maker other than on the exchange at market prices prevailing at the time of sale or at prices related to such prevailing market prices. We or CF&Co may suspend the offering of shares of Class A Common Stock by notifying the other.

We will pay CF&Co a commission equal to 2.0% of the gross sales price per share of Class A Common Stock sold under the Sales Agreement. We have also agreed to reimburse CF&Co for certain of its expenses as set forth in the sales agreement and to indemnify CF&Co against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that CF&Co may be required to make in respect of such liabilities.

We and CF&Co each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The representations and warranties contained in the Sales Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Kirkland & Ellis LLP

10.1	Sales Agreement between Clearwire Corporation and Cantor Fitzgerald & Co., dated May 4, 2012

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: May 4, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer